Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

INSPERITY, INC.

Dated: March 3, 2011

i

ii

SECTION 8.10 INVALID PROVISIONS	30
SECTION 8.11 HEADINGS	30
SECTION 8.12 REFERENCES TO GENDER/NUMBER	30
SECTION 8.13 FORM OF RECORDS	30
ARTICLE IX AMENDMENTS	30
SECTION 9.1 AMENDMENT	30

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INSPERITY, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

   SECTION 1.1  PRINCIPAL OFFICE .The principal office of the Corporation shall be in Kingwood, Montgomery County, Texas.

   SECTION 1.2  REGISTERED OFFICE.  The registered office and registered agent of the Corporation required to be maintained in the State of Delaware by the General Corporation Law of the State of Delaware (the “DGCL”) shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

   SECTION 1.3  OTHER OFFICES.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

   SECTION 2.1  ANNUAL MEETING.  The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law and the Certificate of Incorporation for the purpose of electing directors and transacting such other proper business as may come before it shall be held each calendar year.  Each annual meeting shall be held on such date (no later than 13 months after the date of the last annual meeting of Stockholders) as shall be designated by the Board of Directors and stated in the notice or waivers of notice of such meeting.  Furthermore, the annual meeting shall be held at such time and at such place, within or without the State of Delaware, as may be designated by the Board of Directors.

   SECTION 2.2  SPECIAL MEETINGS.  In addition to such special meetings as are provided by law or the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation’s stock for any purpose or purposes, may be called at any time by the Board of Directors and may be held on such day, at such time and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.  Any person or group of persons who owns, beneficially and of record, not less than 25 percent of the outstanding shares of common stock, par value $0.01 per share, of the Corporation may call a special meeting for any proper purpose, by notice delivered to the Secretary setting forth the action(s) proposed to be taken at such special meeting.  Except as provided in the immediately preceding sentence, Stockholders of the Corporation may not call a special meeting.

   SECTION 2.3  NOTICE OF MEETINGS AND ADJOURNED MEETINGS.  Except as otherwise provided by law, notice of any meeting of Stockholders shall be given to each Stockholder of record entitled to vote thereat, either by personal delivery, by mail or by any form of electronic transmission to which such Stockholder has consented.  Notice of each meeting shall be in such form as is approved by the Board of Directors and shall state the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, such notice in writing or by electronic transmission shall be given not less than 10 nor more than 60 days before the date of the meeting.  Any notice required to be given to any Stockholder, under any provision of the DGCL, the Certificate of Incorporation of the Corporation or these Bylaws, need not be given to a Stockholder if notice of two consecutive annual meetings and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between those annual meetings, if any, or all (but in no event less than two) payments (if sent by first class mail) of dividends or interest on securities during a 12-month period, have been mailed to that person, addressed at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable.  Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given.  If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.  Any consent by a Stockholder to notice in the form of electronic transmission shall be deemed revoked if (i) the Corporation is unable deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice.  Except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened, presence in person or by proxy of a Stockholder shall constitute a waiver of notice of such meeting.  Further, a waiver in writing or by electronic transmission of any notice required by law or by these Bylaws, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice.

   SECTION 2.4  VOTING LISTS.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of the Stockholders, a complete list of Stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and such list shall be subject to inspection by the Stockholders at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder for the duration of the meeting.  The original stock transfer books shall be prima-facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any meeting of Stockholders.

   SECTION 2.5  QUORUM.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the Corporation’s stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the Stockholders for the transaction of business.  If a quorum is present at any meeting of Stockholders, such quorum shall be deemed continuously present throughout such meeting notwithstanding the withdrawal of Stockholders sufficient to leave less than a quorum and the remaining Stockholders may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of such shares of stock, present in person or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by these Bylaws, until a quorum shall be present or represented or, if no Stockholder entitled to vote is present at such meeting, the chairman of such meeting or any officer of the Corporation may adjourn such meeting from time to time until a quorum shall be present.  Notwithstanding anything in these Bylaws to the contrary, the chairman of any meeting of Stockholders shall have the right, acting in his sole discretion, to adjourn such meeting at any time and from time to time.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

   SECTION 2.6  ADJOURNED MEETINGS.  When a meeting of Stockholders is adjourned to another time or place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if an adjournment is for more than 30 days or if, after an adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat.  At any adjourned meeting at which a quorum shall be present in person or by proxy, the Stockholders entitled to vote thereat may transact any business which might have been transacted at the meeting as originally noticed.

  SECTION 2.7  ORGANIZATION; AGENDA.  Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, if one shall be elected, or in his absence, by the Chief Executive Officer, the President or by any Vice President, or, in the absence of any of such officers, by a chairman to be chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy.  The Secretary, or, in his absence, any Assistant Secretary or any person appointed by the individual presiding over the meeting, shall act as secretary at meetings of the Stockholders.

   SECTION 2.8  VOTING.  i)  Each Stockholder of record, as determined pursuant to Section 2.14, who is entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws, shall, except to the extent specified in the Certificate of Incorporation or any resolution adopted by the Board of Directors to establish any series of Preferred Stock of the Corporation, be entitled to one vote, in person or by proxy, for each share of stock registered in his name on the books of the Corporation.

    (b)           No Stockholder shall have any right of cumulative voting.

    (c)           A holder of a share shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether or not the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.

   (d)           If a quorum is determined to exist at a meeting, action on a matter (other than the election of directors and except as specified in the final sentence of this Section 2.8(d)) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.  Directors of the Corporation shall be elected by a plurality of the votes cast in a meeting in which a quorum is determined to exist.  In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast.  The provisions of this paragraph will govern with respect to all votes of Stockholders except as otherwise provided for in the DGCL, the Certificate of Incorporation or these Bylaws.

   SECTION 2.9  SHARES HELD OR CONTROLLED BY THE CORPORATION.  Shares of the Corporation’s capital stock that are owned by the Corporation or by another corporation of which a majority of such corporation’s shares entitled to vote in the election of directors of such corporation is held, directly or indirectly, by the Corporation shall neither be entitled to vote nor counted for purposes of determining if a quorum is present at a meeting of the Corporation’s Stockholders.

   SECTION 2.10  VOTING BY CERTAIN PERSONS OR ENTITIES.  Shares of the Corporation’s capital stock held in the name of another corporation (whether domestic or foreign) may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.  Shares held in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy.  Shares held in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary.  Shares held in the name of a receiver may be voted by such receiver.  A Stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee (or his proxy) may represent the stock and vote thereon.

   SECTION 2.11  VOTING OF SHARES SUBJECT TO JOINT POWER.  If shares of the Corporation’s capital stock are held of record in the name of two or more persons (whether fiduciaries, partners, joint tenants, tenants in common, tenants by the entirety or otherwise), or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)           if only one such person votes the shares, such person’s act binds all persons in whose name such shares are held;

(ii)          if more than one such person votes the shares, the act of the majority so voting binds all persons in whose name such shares are held; and

(iii)         if more than one such person votes the shares but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately or any person voting the shares or a beneficiary (if any) may apply to the Delaware Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority of such persons and the person so appointed by the court.

   SECTION 2.12  PROXIES.  Every Stockholder entitled to vote at any Stockholders’ meeting may authorize another person or persons to act for him by proxy duly appointed by instrument in writing subscribed by such Stockholder and executed not more than three years prior to the meeting, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A Stockholder’s attendance at any meeting, when such Stockholder has theretofore given a proxy, shall not have the effect of revoking such proxy unless such Stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy.  Unless otherwise provided by law, no vote on the election of directors or any question brought before the meeting need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand.  In a vote by ballot, each ballot shall state the number of shares voted and the name of the Stockholder or proxy voting.

   SECTION 2.13  AUTHORIZATION OF PROXIES.  Without limiting the manner in which a Stockholder may authorize another person or persons to act for him as proxy, the following are valid means of granting such authority.  A Stockholder may execute a writing authorizing another person or persons to act for him as proxy.  Execution may be accomplished by the Stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.  A Stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission by facsimile, electronic mail or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such facsimile, electronic mail or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the facsimile, electronic mail or other electronic transmission was authorized by the Stockholder.  If it is determined that such facsimiles, electronic mails or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission created pursuant to this section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the writing or electronic transmission could be used, provided that such copy, facsimile telecommunication, electronic transmission or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

   SECTION 2.14  STOCKHOLDERS ENTITLED TO VOTE.  The Board of Directors may fix a date not more than 60 days nor less than 10 days prior to the date of any meeting of Stockholders as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of and to vote at, such meeting and any adjournment thereof notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

   SECTION 2.15  ORDER OF BUSINESS.  The order of business at each meeting of Stockholders shall be as determined by the chairman of the meeting.  In addition, subject to the DGCL, the Certificate of Incorporation and these Bylaws, the chairman of the meeting may establish such regulations for the manner of voting and the conduct of discussion at any meetings of the Corporation’s Stockholders as such chairman determines to be necessary or appropriate.  In advance of any meeting of the Corporation’s Stockholders, the Corporation’s Board of Directors may adopt an agenda for such meeting, adherence to which the chairman of the meeting may enforce.

   SECTION 2.16  INSPECTORS OF ELECTION.  ii)  Before any meeting of Stockholders, the Board of Directors shall appoint one or more persons to act as inspectors of election at such meeting or any adjournment thereof.  If any person appointed as inspector fails to appear or fails or refuses to act or, if no inspectors are appointed by the Board of Directors, the chairman of the meeting shall, appoint a substitute inspector.

   (b)           An inspector need not be a Stockholder of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested; provided, however, that no director or candidate for the office of director shall act as an inspector.

   (c)           Each inspector shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector at the meeting with strict impartiality and according to the best of his ability.  The inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and ballots, (ii) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and (iii) receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes and ballots, determine the results and perform such acts as are proper to conduct the election or vote with fairness to all Stockholders.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  The inspectors shall have such other duties as may be prescribed by Section 231 of the DGCL.

   SECTION 2.17  ACTION BY WRITTEN CONSENT.  No action required or permitted to be taken by the Stockholders shall be taken except at an annual or special meeting with prior notice and a vote.  No action may be taken by the Stockholders by written consent.

   SECTION 2.18  NOTICE OF STOCKHOLDER NOMINEES.  iii) Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 2.18 shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of the Corporation’s Stockholders (i) by or at the direction of the Board of Directors or (ii) (if but only if the Board of Directors has determined that directors shall be elected at such meeting) by any Stockholder of the Corporation who is a stockholder of record at the time of the giving of such Stockholder’s notice as provided in this Section 2.18 and on the record date for the determination of Stockholders entitled to vote at such meeting, who shall be entitled to vote at such meeting for the election of directors and who complies with the requirements set forth in this Section 2.18.  Clause (ii) of the immediately preceding sentence shall be the exclusive means for a stockholder to make any nomination of a person or persons for election as a director of the Corporation at an annual meeting or special meeting.  All nominations by Stockholders shall be made pursuant to timely notice in proper written form submitted to the Secretary of the Corporation.

   (b)           To be timely with respect to an annual meeting, a Stockholders’ notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day in advance of the first anniversary of the date of the Corporation’s immediately preceding annual meeting of Stockholders; provided, however, that (1) if no annual meeting was held in the previous year or the date of the annual meeting of Stockholders has been changed by more than 30 calendar days from the anniversary date of the immediately preceding annual meeting, the notice by such Stockholder must be so delivered or received not earlier than the close of business on the 120th day nor later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which notice of such meeting was mailed to Stockholders of the Corporation, or the day on which such public disclosure was made; and (2) if the number of directors to be elected to the Board of Directors at such annual meeting is increased and there is no prior notice or public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to such anniversary date, a stockholder’s notice required by this Section 2.18 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the principal executive offices of the Corporation not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made.  To be timely with respect to a special meeting, such stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the scheduled special meeting date; provided, however, that if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made.  In no event shall any adjournment, postponement or deferral of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.  Disclosure of the date of the annual or special meeting in a filing with the Securities and Exchange Commission shall be sufficient for the purposes of this Section.

   (c)           To be in proper written form, such Stockholder’s notice to the Secretary shall set forth in writing (i) as to each person whom such Stockholder proposes to nominate for election or re-election as a director of the Corporation (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings to be made in connection with solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, as amended, (including, without limitation, such person’s written consent to having such person’s name placed in nomination at the meeting and to serving as a director if elected), and (D) a description of all direct and indirect compensation and other material monetary agreements arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;  and (ii) as to such Stockholder, the beneficial owner, if any, on whose behalf the nomination is made and the proposed nominee, (A) the name and address of such Stockholder, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be supporting such nomination, (B) (1) the class or series and number of shares of the Corporation’s capital stock which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and such nominee, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock or other securities of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock or other securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, such beneficial owner and such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock or other securities of the Corporation to which such Stockholder, beneficial owner or nominee is entitled to by contract or otherwise, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder, beneficial owner or nominee with respect to any shares of any security of the Corporation, (4) any pledge by such stockholder, beneficial owner or nominee of any security of the Corporation or any short interest of such stockholder, beneficial owner or nominee in any security of the Corporation (for purposes of this Section 2.18 and Section 2.19, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, beneficial owner and nominee that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder, beneficial owner or nominee is a general partner or manager or, directly or indirectly beneficially owns an interest in a general partner or manager and (7) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or nominee is entitled to based on any increase or decrease in the value of shares of capital stock or other securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through (B)(7) above, any of the foregoing held by members of such stockholder’s, beneficial owner’s or nominee’s immediate family sharing the same household, (C) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (D) a description of all agreements, arrangements and understandings between such Stockholder and beneficial owner, if any, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, and (E) any other information relating to such stockholder, beneficial owner, if any, and nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Any such stockholder’s notice to the Secretary of the Corporation shall also include or be accompanied by, with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by Section 2.18(d).  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

   A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.18 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and, if practicable, not later than eight business days prior to (or, if not practicable, on the first practicable date prior to) the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).  In addition, a stockholder providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided in such notice pursuant to this Section 2.18.

   (d)           To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.18(a)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

   (e)           The chairman of the Stockholder’s meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he shall so determine, he shall announce such determination to the meeting and the defective nomination shall be disregarded.

   SECTION 2.19  STOCKHOLDER PROPOSALS.  iv) At any special meeting of the Corporation’s Stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors, and, in the case of a special meeting of Stockholders called by a Stockholder or Stockholders in accordance with the second sentence of Section 2.2 of these Bylaws, as may be specified in the notice delivered to the Secretary to call such special meeting.  At any annual meeting of the Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (i) pursuant to the Corporation’s notice given by or at the direction of the Board of Directors in accordance with Section 2.3 hereof, (ii) by or at the direction of the Board of Directors, or (iii) by any Stockholder who (A) is a stockholder of record at the time of the giving of such stockholder’s notice provided for in this Section 2.19 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (B) shall be entitled to vote at the annual meeting and (C) complies with the requirements set forth in this Section 2.19.  Clause (ii) of the immediately preceding sentence shall be the exclusive means for a stockholder to submit business or proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.3 hereof) before an annual meeting of stockholders of the Corporation.  For business properly to be brought before an annual meeting by a Stockholder pursuant to these provisions (other than any nomination of directors of the Corporation, which is governed by Section 2.18 hereof), the Stockholder must have given timely advance notice thereof in proper written form to the Secretary of the Corporation.

    (b)           To be timely, a Stockholders’ notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day in advance of the first anniversary of the date of the Corporation’s immediately preceding annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of Stockholders has been changed by more than 30 calendar days from such anniversary date, such notice to be timely must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to Stockholders of the Corporation or the day on which such public disclosure was made.  In no event shall any adjournment, postponement or deferral of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.  Disclosure of the date of the annual or special meeting in a filing with the Securities and Exchange Commission shall be sufficient for the purposes of this Section.

    (c)           To be in proper written form, such Stockholder’s notice to the Secretary of the Corporation shall set forth in writing as to each matter such Stockholder proposes to bring before the annual meeting (i) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (ii) as to such Stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Corporation’s books, of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders  known by such stockholder to be supporting such business or proposal, (B) (1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock or other securities of the Corporation to which such stockholder or beneficial owner is entitled by contract or otherwise, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder or beneficial owner with respect to any shares of any security of the Corporation, (4) any pledge by such stockholder or beneficial owner of any security of the Corporation or any short interest of such stockholder or beneficial owner in any security of the Corporation, (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder and by such beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest in a general partner or manager and (7) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation for purposes of clauses (B)(1) through (B)(7) above, any of the foregoing held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, and (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any direct or indirect material interest of such stockholder and beneficial owner, if any, in such business or proposal (iv) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (v) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such stockholder.

    A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.19 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and, if practicable, not later than eight business days prior to (or, if not practicable, on the first practicable date prior to) the date for the meeting and any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).  In addition, a stockholder providing notice of business proposed to be brought before an annual meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 2.19.

    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.19.  The chairman of an annual Stockholders’ meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.19, and, if he should so determine, he shall so announce such determination to the meeting and any such business not properly brought before the meeting shall not be transacted.

    This Section 2.19 is expressly intended to apply to any business proposed to be brought before an annual or special meeting of stockholders, including the presenting at an annual meeting of any proposal properly made pursuant to Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors.

ARTICLE III

DIRECTORS

   SECTION 3.1  MANAGEMENT.  The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

   SECTION 3.2  NUMBER AND TERM.  The number of directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the members of the entire Board of Directors, but shall consist of not less than three nor more than 15 members, one-third of whom shall be elected each year by the Stockholders except as provided in Section 3.5.  No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director.  The directors need not be Stockholders nor residents of the State of Delaware.  Each director must have attained 21 years of age.

   SECTION 3.3  NOMINATIONS.  v)  Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 3.3 or Sections 2.18 or 3.5 shall be eligible for election as directors of the Corporation.

   (b)           Each notice given by a Stockholder as contemplated by Section 2.18 shall set forth the information required by Section 2.18, in addition to any other information or matters required by the Certificate of Incorporation.  The right of a Stockholder to nominate a person for election or reelection to the Board of Directors shall be subject to such conditions, restrictions and limitations as may be imposed by the Certificate of Incorporation.

   SECTION 3.4  QUORUM AND MANNER OF ACTION.  At all meetings of the Board of Directors a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws.  When the Board of Directors consists of one director, the one director shall constitute a majority and a quorum.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting.  Attendance by a director at a meeting for which notice is required shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

   SECTION 3.5  VACANCIES.  Except as otherwise provided by law and the Certificate of Incorporation:

   (a)           in case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled by a majority of the directors remaining in office (though less than a quorum), and the director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal.  If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

   (b)           any newly-created directorship resulting from any increase in the number of directors constituting the whole Board of Directors may be filled by a majority of the directors then in office (though less than a quorum), and the director so appointed shall be assigned to such class of directors as such majority directors shall determine.  Each director so appointed shall hold office for the remaining term of the class to which he is assigned and until his successor is elected and qualified or until his earlier death, resignation or removal.

    (c)           except as expressly provided in the DGCL, the Certificate of Incorporation or these Bylaws, Stockholders shall not have any right to fill vacancies on the Board of Directors, including newly-created directorships.

   (d)           if, as a result of a disaster or emergency (as determined in good faith by the then remaining directors), it becomes impossible to ascertain whether or not vacancies exist on the Board of Directors and a person is or persons are elected by the directors, who in good faith believe themselves to be a majority of the remaining directors, to fill a vacancy or vacancies that such remaining directors in good faith believe exists, then the acts of such person or persons who are so elected as directors shall be valid and binding upon the Corporation and the Stockholders, although it may subsequently develop that at the time of the election (i) there was in fact no vacancy or vacancies existing on the Board of Directors or (ii) the directors who so elected such person or persons did not in fact constitute a majority of the remaining directors.

   SECTION 3.6  SUBJECT TO RIGHTS OF HOLDERS OF PREFERRED STOCK.  Notwithstanding the foregoing provisions of this Article III, if the resolutions of the Board of Directors creating any class or series of preferred stock of the Corporation entitle the holders of such preferred stock, voting separately by class or series, to elect additional directors under specified circumstances, then all provisions of such resolutions relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article III, and such directors so elected need not be divided into classes pursuant to this Article III unless expressly provided by the provisions of such resolutions.

   SECTION 3.7  RESIGNATIONS.  A director may resign at any time by giving notice in writing or by electronic transmission of his resignation to the Corporation, delivered to the Chairman of the Board, Chief Executive Officer, or Secretary.  Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective upon such date.  Unless otherwise specified in the notice, acceptance of resignation shall not be necessary to make it effective.

  SECTION 3.8  REMOVALS.  Any director or the entire Board of Directors may be removed only by vote of the Stockholders and only for cause, and another person or persons may be elected to serve for the remainder of his or their term, by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors.  Stockholders may not remove any director without cause.  In case any vacancy so created shall not be filled by the Stockholders at such meeting, such vacancy may be filled by the directors as provided in Section 3.5.

   SECTION 3.9  ANNUAL MEETINGS.  The annual meeting of the Board of Directors shall be held, if a quorum be present, on the same day of the annual meeting of the Stockholders at the place such meeting of Stockholders took place, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary.  If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 3.11 for special meetings of the Board of Directors.

   SECTION 3.10  REGULAR MEETINGS.  Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.  Except as otherwise provided by applicable law, any business may be transacted at any regular meeting of the Board of Directors.

   SECTION 3.11  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, President or Secretary on the request in writing or by electronic transmission of one-third of the members of the whole Board of Directors stating the purpose or purposes of such meeting.  Notices of special meetings may be delivered in person, by telephone, mail or electronic transmission or other form of recorded communication.  Notices of special meetings, if mailed, shall be mailed to each director not later than two days before the day the meeting is to be held or if otherwise given in the manner permitted by these Bylaws, not later than the day before such meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice or waiver of notice unless so required by the Certificate of Incorporation or by these Bylaws and unless limited by law, the Certificate of Incorporation or by these Bylaws, any and all business may be transacted at a special meeting.

   SECTION 3.12  ORGANIZATION OF MEETINGS.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as such Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at any meeting at which there is a quorum, except as otherwise provided by these Bylaws or required by law.  The Board of Directors shall cause regular minutes of its proceedings to be kept and shall cause same to be placed in the minute book of the Corporation.

   SECTION 3.13  PRESUMPTION OF ASSENT.  A director who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any director who voted in favor of such action.

   SECTION 3.14  PLACE OF MEETINGS.  The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, within or without the State of Delaware, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.

   SECTION 3.15  COMPENSATION OF DIRECTORS.  The Board of Directors shall have the authority to fix, and from time to time to change, the compensation of directors.  Each director shall be entitled to reimbursement from the Corporation for his reasonable expenses incurred in attending meetings of the Board of Directors (or any committee thereof) and meetings of the Stockholders.  Nothing contained in these Bylaws shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

   SECTION 3.16  ACTION BY UNANIMOUS WRITTEN CONSENT.  Unless otherwise restricted by the DGCL, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or the committee thereof.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

   SECTION 3.17  PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting conducted pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV

COMMITTEES OF THE BOARD

   SECTION 4.1  EXECUTIVE COMMITTEE.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more Directors to constitute an Executive Committee which during the intervals between meetings of the Board of Directors and subject to Section 4.12, shall have and may exercise, in such manner as it shall deem to be in the best interests of the Corporation, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to committees of the Board of Directors by the DGCL, the Certificate of Incorporation or these Bylaws, or as reserved to the Board of Directors, or as delegated by the Board of Directors to another committee of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers that may require it.  The Executive Committee shall consist of not less than two directors, the exact number to be determined from time to time by the affirmative vote of a majority of the whole Board of Directors.  None of the members of the Executive Committee need be an officer of the Corporation.  Meetings of the Executive Committee may be called at any time by the Chairman of the Board on not less than one day’s notice to each member given orally, in writing or by electronic transmission, which notice shall specify the time, place and purpose of the meeting.  The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

  SECTION 4.2  OTHER COMMITTEES.  The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, establish additional standing or special committees of the Board of Directors, each of which shall consist of one or more directors (the exact number to be determined from time to time by the Board of Directors) and, subject to Section 4.12, shall have such powers and functions as may be delegated to it by the Board of Directors.  No member of any additional committee need be an officer of the Corporation.

   SECTION 4.3  TERM.  Each member of a committee of the Board of Directors shall serve as such until the earliest of (i) his death, (ii) the expiration of his term as a director, (iii) his resignation as a member of such committee or as a director, and (iv) his removal as a member of such committee or as a director.

   SECTION 4.4  COMMITTEE CHANGES; REMOVAL.  The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to abolish any committee of the Board of Directors; provided, however, that no such action shall be taken in respect of the Executive Committee unless approved by a majority of the whole Board of Directors.

   SECTION 4.5  ALTERNATE MEMBERS.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  If no alternate members have been so appointed or each such alternate committee member is absent or disqualified, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

   SECTION 4.6  RULES AND PROCEDURES.  vi)  The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one member of each committee as chairman of such committee.  If a chairman is not so designated for any committee, the members thereof shall designate a chairman.

   (b)           Each committee may adopt its own rules (not inconsistent with these Bylaws or with any specific direction as to the conduct of its affairs as shall have been given by the Board of Directors) governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules.

   (c)           If a committee is comprised of an odd number of members, a quorum shall consist of a majority of that number.  If a committee is comprised of an even number of members, a quorum shall consist of one-half of that number.  If a committee is comprised of two members, a quorum shall consist of both members.

   (d)           Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

   (e)           Unless otherwise provided by these Bylaws or by the rules adopted by any committee, notice of the time and place of each meeting of such committee shall be given to each member of such committee as provided in these Bylaws with respect to notices of special meetings of the Board of Directors.

   SECTION 4.7  PRESUMPTION OF ASSENT.  A member of a committee of the Board of Directors who is present at a meeting of such committee at which action on any matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his dissent in writing or by electronic transmission to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail or by electronic transmission to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

   SECTION 4.8  RESIGNATIONS.  Any committee member may resign at any time by giving written notice to the Board of Directors or the Secretary.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein.  Acceptance of such resignation shall not be necessary to make it effective.

   SECTION 4.9  VACANCIES.  The Board of Directors may designate one or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee.  If no alternate members have been appointed, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee.

   SECTION 4.10  MEETINGS BY COMMUNICATIONS EQUIPMENT.  Members of any committee designated by the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 4.10 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

   SECTION 4.11  ACTION WITHOUT MEETING.  Any action required or permitted to be taken at a meeting of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is signed by all the members of the committee and filed with the minutes of the committee proceedings.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

   SECTION 4.12  LIMITATIONS ON AUTHORITY.  Unless otherwise provided in the DGCL or the Certificate of Incorporation, any committee of the Board of Directors, to the extent provided in the resolution or resolutions establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the Corporation’s business and affairs, but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the Stockholders, any action or matter expressly required by the DGCL to be submitted to the Stockholders for approval or (ii) adopt, amend or repeal any Bylaws.

ARTICLE V

OFFICERS

   SECTION 5.1  DESIGNATION.  The officers of the Corporation shall consist of a Chairman of the Board and a Secretary, and may include a Chief Executive Officer, President, Treasurer and such Executive, Senior or other Vice Presidents, Assistant Secretaries and other officers as may be elected or appointed by the Board of Directors.  Any number of offices may be held by the same person.

   SECTION 5.2  POWERS AND DUTIES.  The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.  The Chairman of the Board may be the Chief Executive Officer of the Corporation and as such, shall have general supervision over the business, affairs and property of the Corporation, shall have such duties as may be assigned to him by the Board of Directors and shall preside at meetings of the Board of Directors and at meetings of the Stockholders.

   SECTION 5.3  VACANCIES.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until such officer’s successor is elected or appointed or until his earlier death, resignation or removal.

   SECTION 5.4  REMOVAL.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

   SECTION 5.5  ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.  Unless otherwise directed by the Board of Directors, the Chairman of the Board, Chief Executive Officer, President, any Vice President or Treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

INDEMNIFICATION

   SECTION 6.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   (a)           The Corporation, to the maximum extent permitted from time to time under the laws of the State of Delaware (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director or officer of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, and (ii) upon a determination by the Board of Directors that indemnification is appropriate, the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, an employee or agent of the Corporation or at the request of the Corporation was serving as an employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in the case of (i) and (ii) against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

   (b)           The Corporation, to the maximum extent permitted from time to time under the laws of the State of Delaware (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director or officer of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) upon a determination by the Board of Directors that indemnification is appropriate, the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, an employee or agent of the Corporation or at the request of the Corporation was serving as an employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in the case of (i) and (ii) against expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, that no indemnification shall be made under this sub-section (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall deem proper.

   (c)           Any indemnification under sub-sections (a) or (b) (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in sub-sections (a) and (b).  Such determination shall be made (i) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum; or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel, in written opinion, selected by the Board of Directors; or (iv) by the Stockholders.  In the event a determination is made under this sub-section (c) that the director, officer, employee or agent has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

   (d)           Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article VI.  In addition, the Corporation shall pay or reimburse expenses incurred by any person who is or was a director or officer of the Corporation in connection with such person’s appearance as a witness or other participant in a proceeding in which such person or the Corporation is not a named party to such proceeding, provided that such appearance or participation is on behalf of the Corporation or by reason of his capacity as a director or officer, or former director or officer of the Corporation.  Such expenses incurred by other employees and agents of the Corporation and other persons eligible for indemnification under this Article VI may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

   (e)           If in a suit or proceeding for indemnification required under this Article VI of a director or officer, or former director or officer, of the Corporation or any of its affiliates, a court of competent jurisdiction determines that such person is entitled to indemnification under this Article VI, the court shall award, and the Corporation shall pay, to such person the expenses incurred in securing such judicial determination.

   (f)           It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect.  The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the Certificate of Incorporation, these Bylaws, agreement, the vote of Stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

   (g)           The indemnification provided by this Article VI shall be subject to all valid and applicable laws, and, in the event this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

   SECTION 6.2  SURVIVAL.  The provisions of this Article VI shall continue as to any person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the estate, executors, administrators, heirs, legatees and devisees of any person entitled to indemnification under this Article VI.

   SECTION 6.3  AMENDMENT.  No amendment, modification or repeal of this Article VI or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director, officer, employee or agent of the Corporation to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such director, officer, employee or agent, under and in accordance with the provisions of this Article VI as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts extant on the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

   SECTION 6.4  DEFINITIONS.  For purposes of this Article VI, (i) reference to any person shall include the estate, executors, administrators, heirs, legatees and devisees of such person, (ii) “employee benefit plan” and “fiduciary” shall be deemed to include, but not be limited to, the meaning set forth, respectively, in sections 3(3) and 21(A) of the Employee Retirement Income Security Act of 1974, as amended, (iii) references to the judgments, fines and amounts paid or owed in settlement or rendered or levied shall be deemed to encompass and include excise taxes required to be paid pursuant to applicable law in respect of any transaction involving an employee benefit plan, and (iv) references to the Corporation shall be deemed to include any predecessor corporation or entity and any constituent corporation or entity absorbed in a merger, consolidation or other reorganization of or by the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents and fiduciaries so that any person who was a director, officer, employee, agent or fiduciary of such predecessor or constituent corporation or entity, or served at the request of such predecessor or constituent corporation or entity as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the Corporation as such person would have with respect to such predecessor or constituent corporation or entity if its separate existence had continued.

ARTICLE VII

CAPITAL STOCK

   SECTION 7.1  UNCERTIFICATED AND CERTIFICATED SHARES; FORM OF CERTIFICATES.  Effective at such time as the Chief Executive Officer, the President or any Vice President or the Treasurer of the Corporation designates in writing to the Secretary and any transfer agents of the Corporation in respect to any class of stock of the Corporation, the Board of Directors may provide by resolution that the shares of such class shall be uncertificated shares, provided that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation, and provided that upon request, every holder of any class of stock represented by certificates shall be entitled, to the extent provided in Section 158 of the DGCL, to have a certificate signed, in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such Stockholder in the Corporation.  Such certificate may be sealed with the seal of the Corporation or a facsimile thereof.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

   If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, or, for any class of stock the shares of which are uncertificated, on a stock distribution statement for such shares, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, or, for any class of stock the shares of which are uncertificated, on a stock distribution statement for such shares, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

   SECTION 7.2  LEGENDS.  The Board of Directors shall have the power and authority to provide that certificates representing shares of stock of the Corporation (or, for any class of stock the shares of which are uncertificated, on a stock distribution statement for such shares), bear such legends and statements (including, without limitation, statements relating to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares) as the Board of Directors deems appropriate in connection with the requirements of federal or state securities laws or other applicable laws.

   SECTION 7.3  LOST CERTIFICATES.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative.  When authorizing the issuance of a new certificate, the Board of Directors may in its discretion, as a condition precedent to the issuance thereof, require the owner, or his legal representative, to give a bond in such form and substance with such surety as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

   SECTION 7.4  TRANSFER REGULATIONS.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of, or the replacement of certificates for, shares of stock of the Corporation.  The Board of Directors may (i) appoint and remove transfer agents and registrars of transfers, and (ii) require any stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

   SECTION 7.5  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD FOR CERTAIN PURPOSES.  In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action.  In such a case, only Stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.  The record date for the determination of the Stockholders entitled to notice of and to vote at any meeting of Stockholders shall be determined in accordance with Section 2.14.  If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

   SECTION 7.6  DIVIDENDS.  Subject to the provisions of the Certificate of Incorporation, if any, and except as otherwise provided by law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem it to be expedient.  Such dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.  A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers as to the value and amount of the assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared.

   SECTION 7.7  REGISTERED STOCKHOLDERS.  Except as expressly provided by law, the Certificate of Incorporation and these Bylaws, the Corporation shall be entitled to treat registered Stockholders as the only holders and owners in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof.

   SECTION 7.8  TRANSFER OF STOCK.  Subject to Section 7.4, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys, and in the case of shares represented by a certificate, upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.  To the extent designated by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

   SECTION 8.1  CORPORATE SEAL.  If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

   SECTION 8.2  FISCAL YEAR.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

   SECTION 8.3  CHECKS, DRAFTS, NOTES.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution (whether general or special) of the Board of Directors or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

   SECTION 8.4  NOTICE AND WAIVER OF NOTICE.  Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a courier service), by depositing such notice in the mail, postage prepaid, or by sending such notice by facsimile or any other form of electronic transmission.  Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation.  The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, when deposited in the mail, and (iii) in the case of delivery via facsimile or any other form of electronic transmission, when dispatched.  Whenever notice is required to be given under any provision of law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, by any form of electronic transmission or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors, or members of a committee of directors need be specified in any waiver of notice to be delivered in writing or by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

   SECTION 8.5  EXAMINATION OF BOOKS AND RECORDS.  The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the Stockholders, and the Stockholders’ rights in this respect are and shall be restricted and limited accordingly.

   SECTION 8.6  VOTING UPON SHARES HELD BY THE CORPORATION.  Unless otherwise provided by law or by the Board of Directors, the Chairman of the Board of Directors, if one shall be elected, or the Chief Executive Officer or the President, if a Chairman of the Board of Directors shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of Stockholders of any corporation in which the Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might have possessed and exercised, if present.  The Board of Directors by resolution from time to time may confer like powers upon any person or persons.

   SECTION 8.7  RESERVES.  There may be created by the Board of Directors, out of funds of the Corporation legally available therefor, such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may thereafter modify or abolish any such reserve in its absolute discretion.

   SECTION 8.8  CORPORATE CONTRACTS AND INSTRUMENTS.  Subject always to the specific directions of the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer may enter into contracts and execute instruments in the name and on behalf of the Corporation.  The Board of Directors and, subject to the specific directions of the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer or the President may authorize one or more officers, employees or agents of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

   SECTION 8.9  ATTESTATION.  With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary or an Assistant Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation of the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

   SECTION 8.10  INVALID PROVISIONS.  If any part of these Bylaws shall be invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

   SECTION 8.11  HEADINGS.  The headings used in these Bylaws have been inserted for administrative convenience only and shall not limit or otherwise affect any of the provisions of these Bylaws.

   SECTION 8.12  REFERENCES TO GENDER/NUMBER.  Whenever in these Bylaws the singular number is used, the same shall include the plural where appropriate.  Words of any gender used in these Bylaws shall include the other gender where appropriate.

   SECTION 8.13  FORM OF RECORDS.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in electronic form or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE IX

AMENDMENTS

   SECTION 9.1  AMENDMENT.  Except as otherwise expressly provided in the Certificate of Incorporation, the directors, by the affirmative vote of a majority of the entire Board of Directors and without the assent or vote of the Stockholders, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, make, repeal, alter, amend or rescind any of these Bylaws.  The Stockholders shall not repeal or change any of the provisions of these Bylaws unless such repeal or change is approved by the affirmative vote of the holders of not less than 80% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article IX as one class.